EXHIBIT 10.2

THIRD AMENDMENT TO

HASBRO, INC. 2003 STOCK INCENTIVE PERFORMANCE PLAN

The Hasbro, Inc. 2003 Stock Incentive Performance Plan (the "2003 Plan"), as amended, is hereby further amended in the manner set forth below by this third amendment (the “Third Amendment”).  The effective date for this Third Amendment is May 24, 2006 (the “Effective Date”).  Any terms used  herein and not otherwise defined shall have the meanings ascribed to such terms in the 2003 Plan.

1.

Effective with respect to all Awards to be made on or after the Effective Date, the following amendment to the definition of a Change in Control, as such term is currently used in the 2003 Plan, be and hereby is made:

In the first sentence of Section (i) of the definition of a “Change in Control”, the figure “20%” be and hereby is replaced with the figure “35%”, such that the threshold for acquisition of beneficial ownership of Outstanding Stock or for the acquisition of the combined voting power of Outstanding Voting Securities to be considered a Change in Control, subject to the existing exceptions set forth in the 2003 Plan, is raised from “20% or more” to “35% or more”.